Exhibit 99.1

Green Bankshares Reports Second Quarter Earnings

GREENEVILLE, Tenn.--(BUSINESS WIRE)--Green Bankshares, Inc. (NASDAQ:GRNB), the holding company for GreenBank, today reported 2008 second quarter net income of $1,462,000 compared with $7,086,000 for the same period a year ago. On a diluted per share basis, earnings for the second quarter of 2008 were $0.11 versus $0.62 in the same period last year, reflecting both lower net income and an increase of 1,562,000 in weighted average shares outstanding related to the Company's acquisition of Civitas BankGroup in the second quarter of 2007. For the six months ended June 30, 2008, net income was $8,640,000 or $0.67 per diluted share compared with $12,702,000 or $1.19 per diluted share in the year-earlier period.

Stan Puckett, Chairman and Chief Executive Officer, said, "Late in the second quarter, we experienced deterioration in our residential construction and development loan portfolio and we moved aggressively to address this issue. First, we increased our loan loss provision to $11.0 million in the second quarter, up from $888,000 in the first quarter of 2008, bringing our allowance for loan losses to 1.51% of loans, net of unearned income, versus 1.45% at March 31, 2008. Second, we charged off $9.6 million in loans during the quarter, or 0.41% of total loans, and took write-downs totaling $1.2 million on Other Real Estate Owned (OREO)."

Puckett noted that non-accrual loans increased to $40.4 million at June 30, 2008, up from $29.9 million at March 31, 2008, while OREO increased to $20.6 million in the second quarter from $9.3 million in the first quarter of the year. At June 30, 2008, the ratio of non-performing loans to loans, net of unearned income, was 1.73%, rising from 1.29% at March 31, 2008, while non-performing assets to total assets increased to 2.03% from 1.35% at the end of the first quarter of 2008.

"It is worthwhile to note that all of our risk-based capital ratios improved in the second quarter versus the first, remaining above the minimum levels required for GreenBank to be considered a well-capitalized financial institution," Puckett said. "The Bank's Tier 1 leverage ratio was 8.93%, its Tier 1 risk-based capital ratio was 10.21%, and the Bank's total risk-based capital ratio was 11.47% – all exceeding the minimums of 5%, 6% and 10%, respectively."

Puckett concluded, "The current economic environment remains very challenging, particularly with respect to residential real estate, and it is unclear when this situation will improve. However, we will continue to address our problem loans and OREO comprehensively and aggressively."

Net interest income for the second quarter of 2008 rose to $25,044,000 net of interest reversals of almost $658,000, 2% ahead of the first quarter of 2008 and up 9% from $22,933,000 in the year-earlier quarter. Because of stabilizing market interest rates during the second quarter, net interest margin widened to 3.92% at June 30, 2008, from 3.86% at March 31, 2008, but it was still 45 basis points below what was reported in the second quarter of 2007. This margin expansion and a $21 million increase in average earning assets both contributed to the quarter's improved net interest income. Net interest income for the first half of 2008 increased 19% to $49,516,000 from $41,754,000 in the year-earlier period.

The quarter's provision for loan losses increased to $11,019,000 from $1,259,000 in the second quarter of last year. For the first six months of 2008, the provision for loan losses rose to $11,907,000 from $2,233,000 in the same period last year.

Puckett continued, "Our High Performance Checking program continues to generate strong results. We opened 3,840 new checking accounts, net of account closings, in the second quarter for an opening-to-closing ratio of 2.1 to one. Management believes the average checking account opening-to-closing ratio for mature banks is less than 1.25 to one, so we are encouraged by the net growth in new checking customers. These new customers bring deposits, non-interest income and the opportunity to cross-sell other banking products."

Non-interest income totaled $8,112,000 for the second quarter, up 11% from the first quarter of 2008 and reflecting an increase of 25% from $6,483,000 in the second quarter of 2007. Continued success with the Company's High Performance Checking product, as evidenced by 3,840 net new checking accounts opened during the second quarter, contributed to this increase, as did strong results from annuity sales. For the first six months of 2008, non-interest income rose 30% to $15,418,000 from $11,882,000 in the comparable period of 2007.

Non-interest expense totaled $20,140,000 in the second quarter of 2008, including OREO-related costs of approximately $1,200,000 taken during the quarter. This was 3% ahead of the first quarter of 2008 and up 21% from $16,709,000 in the same period last year. All other functional expense categories reflected modest reductions from the first quarter of the year, which resulted in an improved efficiency ratio of 60.74% for the second quarter compared with 61.56% in the first quarter of 2008. For the first half of 2008, non-interest expense rose 29% to $39,701,000 from $30,751,000 in the same period a year ago. The Company's efficiency ratio for the first half of 2008 was 61.14% versus 57.33% for the first six months of 2007.

For the quarter, Return on Average Assets (ROA) was 0.20%, Return on Average Equity (ROE) was 1.76% and Return on Average Tangible Equity was 3.33%.

At June 30, 2008, the Company's total assets increased 3% to $3,018,536,000 compared with $2,927,298,000 at June 30, 2007, and increased 4% from $2,912,615,000 at March 31, 2008. Net loans of $2,347,241,000 at June 30, 2008, increased 1% from $2,327,149,000 at June 30, 2007, and slightly from $2,335,979,000 at March 31, 2008. Deposits increased 9% to $2,260,950,000 at June 30, 2008, from $2,069,749,000 at June 30, 2007, and were up 10% from $2,059,382,000 as of March 31, 2008.

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $3.0 billion, is the holding company for GreenBank. GreenBank, which traces its origin to 1890, has 64 branches across East and Middle Tennessee, and one branch each in Bristol, Virginia, and Hot Springs, North Carolina. It also provides wealth management services through its GreenWealth Division and residential mortgage lending through its Mortgage Division. In addition, GreenBank conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending; and Fairway Title Co., a title insurance company.

Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties related to the Company's business are discussed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements.

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Interest income	$42,694	$46,109	$41,783	$88,803	$74,421
Interest expense	17,650	21,637	18,850	39,287	32,667
Net interest income	25,044	24,472	22,933	49,516	41,754
Provision for loan losses	11,019	888	1,259	11,907	2,233
Net interest income after provision for loan losses
	14,025	23,584	21,674	37,609	39,521
Non-interest income	8,112	7,306	6,483	15,418	11,882
Non-interest expense	20,140	19,561	16,709	39,701	30,751
Income before income taxes	1,997	11,329	11,448	13,326	20,652
Income taxes	535	4,151	4,362	4,686	7,950
Net income	$ 1,462	$ 7,178	$ 7,086	$ 8,640	$ 12,702
Comprehensive income (loss)	$ (2,225)	$ 9,186	$ 4,357	$ 6,931	$ 10,014

Earnings per share:
Basic	$0.11	$0.56	$0.63	$0.67	$1.20
Diluted	$ 0.11	$ 0.56	$ 0.62	$ 0.67	$ 1.19

Weighted average shares:
Basic	12,932	12,931	11,322	12,931	10,573
Diluted	12,958	12,931	11,396	12,940	10,648

Dividends declared per share	$ 0.13	$ 0.13	$ 0.13	$ 0.26	$ 0.26

			June 30, 2008	Dec. 31, 2007	June 30, 2007
Total assets			$ 3,018,536	$ 2,947,741	$ 2,927,298
Cash and cash equivalents			94,158	65,717	71,814
Investment securities			290,388	248,898	255,077
Loans, net of unearned interest			2,347,241	2,356,376	2,327,149
Allowance for loan losses			35,351	34,111	32,935
Deposits			2,260,950	1,986,793	2,069,749
Shareholders' equity			326,427	322,477	311,405
Tangible shareholders' equity[1]			169,909	164,650	153,247
Book value per share			25.11	24.94	24.09
Tangible book value per share[1]			13.07	12.73	11.85

[1] Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

GREEN BANKSHARES, INC.
Condensed Consolidated Balance Sheets
June 30, 2008 and December 31, 2007
(Dollars in thousands)

	(Unaudited)
	June 30,	December 31,
	2008	2007[1]
ASSETS

Cash and due from banks	$59,823	$65,717

Federal funds sold & other	34,335	-

Securities available-for-sale ("AFS")	276,378	235,273
Securities held-to-maturity (with a market value of $942 and $1,280 on June 30, 2008 and December 31, 2007)
	968	1,303

FHLB and other stock, at cost	13,042	12,322

Loans held for sale	2,540	2,331

Loans, net of unearned income	2,347,241	2,356,376

Allowance for loan losses	(35,351)	(34,111)

Other real estate owned and repossessed assets	20,632	4,859

Bank premises and equipment, net of accumulated depreciation
	83,010	82,697

Goodwill and other intangible assets	156,518	157,827

Other assets	59,400	63,147

Total assets	$3,018,536	$2,947,741

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$2,260,950	$1,986,793
Federal funds purchased	-	87,787
Repurchase agreements	91,641	106,738
FHLB advances and notes payable	230,010	318,690
Subordinated debentures	88,662	88,662
Accrued interest payable and other liabilities	20,846	36,594

Total liabilities	2,692,109	2,625,264

SHAREHOLDERS' EQUITY

Common stock: $2 par value, 20,000,000 shares authorized; 13,001,226 and 12,931,015 shares outstanding
	26,003	25,862
Additional paid in capital	185,428	185,170
Retained earnings	115,198	109,938
Accumulated other comprehensive income (loss)	(202)	1,507

Total shareholders' equity	326,427	322,477

Total liabilities & shareholders' equity	$3,018,536	$2,947,741

[1] Derived from Audited Consolidated Financial Statements.

GREEN BANKSHARES, INC.
Condensed Consolidated Statements of Income and Comprehensive Income
Three Months Ended June 30, 2008, March 31, 2008 and June 30, 2007 and Six Months Ended June 30, 2008 and 2007
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Interest Income:
Interest and Fees on Loans	$39,407	$42,749	$39,681	$82,156	$71,596
Interest on Investment Securities	3,265	3,357	2,090	6,622	2,798
Interest on Federal Funds Sold and Interest-earning Deposits
	22	3	12	25	27
Total Interest Income	42,694	46,109	41,783	88,803	74,421

Interest Expense:
Interest on Deposits	13,377	15,935	15,012	29,312	26,165
Interest on Borrowings	4,273	5,702	3,838	9,975	6,502
Total Interest Expense	17,650	21,637	18,850	39,287	32,667

Net Interest Income	25,044	24,472	22,933	49,516	41,754

Provision for Loan Losses	11,019	888	1,259	11,907	2,233

Net Interest Income after Provision for Loan Losses
	14,025	23,584	21,674	37,609	39,521

Noninterest Income:
Service Charges, Commissions and Fees	6,787	6,227	5,395	13,014	9,684
Other Income	1,325	1,079	1,088	2,404	2,198
Total Noninterest Income	8,112	7,306	6,483	15,418	11,882
Noninterest Expense:
Salaries and Benefits	9,256	9,848	8,472	19,104	15,930
Occupancy and Furniture and Equipment Expense	3,114	3,449	2,626	6,563	4,722
Other Expenses	7,770	6,264	5,611	14,034	10,099
Total Noninterest Expense	20,140	19,561	16,709	39,701	30,751

Income Before Income Taxes	1,997	11,329	11,448	13,326	20,652

Income Taxes	535	4,151	4,362	4,686	7,950

Net Income	$1,462	$7,178	$7,086	$8,640	$12,702

Comprehensive Income	$(2,255)	$9,186	$4,357	$6,931	$10,014

Per Share of Common Stock:
Basic Earnings	$0.11	$0.56	$0.63	$0.67	$1.20
Diluted Earnings	$0.11	$0.56	$0.62	$0.67	$1.19
Dividends	$0.13	$0.13	$0.13	$0.26	$0.26

Weighted Average Shares Outstanding:
Basic	12,931,669	12,931,169	11,321,822	12,931,419	10,572,798
Diluted	12,958,439	12,931,169	11,395,518	12,939,638	10,647,638

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
(UNAUDITED)

(Dollars in thousands except share and per share data)

	June 30,	December 31,		%
	2008	2007		Change
Financial Condition Data:

Assets	$3,018,536	$2,947,741		2.40%
Loans, net of unearned interest	2,347,241	2,356,376		-0.39%
Cash and investments	350,211	314,615		11.31%
Deposits	2,260,950	1,986,793		13.80%
Federal funds purchased	-	87,787		-100.00%
FHLB advances and notes payable	230,010	318,690		-27.83%
Subordinated debentures	88,662	88,662		0.00%
Repurchase agreements	91,641	106,738		-14.14%
Shareholders' equity	326,427	322,477		1.22%
Tangible shareholders' equity(1)	169,909	164,650		3.19%

Ratios:
Book value per share	$25.11	$24.94		0.68%
Tangible book value per share(1)	$13.07	$12.73		2.67%
Average equity to average assets	11.20%	10.91%		2.66%
Dividend payout ratio	19.40%	32.85%	(2)	-40.94%

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(2) Includes special dividend of $0.16 per share paid in December 2007.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
Operating Data:

Total Interest Income	$42,694	$41,783	2.18%	$88,803	$74,421	19.33%
Total Interest Expense	17,650	18,850	-6.37%	39,287	32,667	20.27%
Net Interest Income	25,044	22,933	9.21%	49,516	41,754	18.59%
Provision for Loan Losses	11,019	1,259	775.22%	11,907	2,233	433.23%
Net Interest Income After Provision for Loan Losses	14,025	21,674	-35.29%	37,609	39,521	-4.84%
Non-Interest Income	8,112	6,483	25.13%	15,418	11,882	29.76%
Non-Interest Expense	20,140	16,709	20.53%	39,701	30,751	29.10%
Income Before Income Taxes	1,997	11,448	-82.56%	13,326	20,652	-35.47%
Income Tax Expense	535	4,362	-87.73%	4,686	7,950	-41.06%
Net Income	$1,462	$7,086	-79.37%	$8,640	$12,702	-31.98%

Comprehensive Income	$(2,255)	$4,357	-151.76%	$6,931	$10,014	-30.79%

Per Share of Common Stock:
Basic Earnings	$0.11	$0.63	-82.54%	$0.67	$1.20	-44.17%
Diluted Earnings	$0.11	$0.62	-82.26%	$0.67	$1.19	-43.70%
Dividends	$0.13	$0.13	0.00%	$0.26	$0.26	0.00%

Weighted Average Shares Outstanding:
Basic	12,931,669	11,321,822		12,931,419	10,572,798
Diluted	12,958,439	11,395,518		12,939,638	10,647,638

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2008	2008	2007	2008	2007
Key Financial Ratios:

Return on Average Assets	0.20%	0.99%	1.21%	0.59%	1.23%
Return on Average Shareholders' Equity	1.76%	8.78%	11.25%	5.25%	11.53%
Return on Average Tangible Shareholders' Equity(1)	3.33%	16.86%	17.92%	9.99%	16.49%
Interest Rate Spread	3.70%	3.60%	3.91%	3.65%	4.04%
Net Interest Margin	3.92%	3.86%	4.37%	3.89%	4.51%
Efficiency Ratio	60.74%	61.56%	56.80%	61.14%	57.33%

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

	June 30,	December 31,	June 30,
	2008	2007	2007
Asset Quality Ratios:
Nonperforming Loans as a Percentage of Total Loans, net of Unearned Income	1.73%	1.36%	0.21%
Nonperforming Assets as a Percentage of Total Assets	2.03%	1.25%	0.20%
Allowance for Loan Losses as a Percentage of Total Loans, net of Unearned Income
	1.51%	1.45%	1.42%
Allowance for Loan Losses as a Percentage of Nonperforming Loans
	87.11%	106.34%	674.48%
Net Charge-Offs to Average Total Loans, Net of Unearned Income
	0.45%	0.57%	0.04%

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
June 30, 2008
(UNAUDITED)

Nonperforming Assets and Net Charge-offs

As of and for the three months ended June 30, 2008	Bank	Other	Total
Loans past due 90 days and still accruing	$161	$-	$161
Nonaccrual loans	39,809	610	40,419
Other real estate owned and repossessed assets	20,201	431	20,632
Total nonperforming assets	$60,171	$1,041	$61,212

YTD net charge-offs	$9,865	$802	$10,667

As of and for the three months ended June 30, 2007	Bank	Other	Total
Loans past due 90 days and still accruing	$443	$-	$443
Nonaccrual loans	3,905	535	4,440
Other real estate owned and repossessed assets	532	360	892
Total nonperforming assets	$4,880	$895	$5,775

YTD net charge-offs	$124	$498	$622

As of and for the year ended December 31, 2007	Bank	Other	Total
Loans past due 90 days and still accruing	$18	$-	$18
Nonaccrual loans	31,560	500	32,060
Other real estate owned and repossessed assets	4,311	548	4,859
Total nonperforming assets	$35,889	$1,048	$36,937

Net charge-offs	$10,193	$1,503	$11,696

Asset Quality Ratios

As of and for the three months ended June 30, 2008	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	1.71%	1.51%	1.73%
Nonperforming assets as a percentage of total assets	2.00%	2.13%	2.03%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.37%	8.02%	1.51%
Allowance for loan losses as a percentage of nonperforming loans	80.34%	530.82%	87.11%
YTD net charge-offs to average total loans, net of unearned income	0.42%	2.04%	0.45%

As of and for the three months ended June 30, 2007	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	0.19%	1.47%	0.21%
Nonperforming assets as a percentage of total assets	0.17%	1.62%	0.20%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.30%	8.02%	1.42%
Allowance for loan losses as a percentage of nonperforming loans	690.29%	545.98%	674.48%
YTD net charge-offs to average total loans, net of unearned income	0.01%	1.42%	0.04%

As of and for the year ended December 31, 2007	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	1.35%	1.30%	1.36%
Nonperforming assets as a percentage of total assets	1.22%	2.11%	1.25%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.32%	7.96%	1.45%
Allowance for loan losses as a percentage of nonperforming loans	98.37%	609.80%	106.34%
Net charge-offs to average total loans, net of unearned income	0.50%	4.14%	0.57%

GREEN BANKSHARES, INC.
Condensed Average Balances, Interest Rates and Yields
June 30, 2008

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2008			2007			2008			2007

	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	2,340,923	39,421	6.77%	1,962,127	39,703	8.12%	2,332,642	82,187	7.09%	1,768,459	71,640	8.17%
Investment securities(2)	246,541	3,439	5.61%	154,110	2,182	5.68%	246,202	6,975	5.70%	103,176	2,900	5.67%
Other short-term investments	4,358	22	2.03%	1,121	12	4.29%	2,408	25	2.09%	1,189	27	4.58%
Total interest-earning assets	2,591,822	42,882	6.65%	2,117,358	41,897	7.94%	2,581,252	89,187	6.95%	1,872,824	74,567	8.03%

Non-interest earning assets	352,299			230,119			355,007			191,240
Total assets	2,944,121			2,347,477			2,936,259			2,064,064

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	675,467	2,255	1.34%	693,235	4,865	2.81%	686,444	5,580	1.63%	617,363	8,411	2.75%
Time deposits	1,233,075	11,122	3.63%	874,466	10,147	4.65%	1,185,132	23,732	4.03%	774,411	17,754	4.62%
Total interest bearing-deposits	1,908,542	13,377	2.82%	1,567,701	15,012	3.84%	1,871,576	29,312	3.15%	1,391,774	26,165	3.79%

Securities sold under repurchase and short-term borrowings	157,317	700	1.79%	67,307	768	4.58%	155,188	1,792	2.32%	46,696	1,054	4.55%
Notes payable	335,438	3,573	4.28%	243,729	3,070	5.05%	367,484	8,183	4.48%	214,682	5,448	5.12%

Total interest-bearing liabilities	2,401,297	17,650	2.96%	1,878,737	18,850	4.02%	2,394,248	39,287	3.30%	1,653,152	32,667	3.98%

Non-Interest Bearing Liabilities:
Demand Deposits	186,136			180,185			186,295			162,782
Other Liabilities	23,311			36,566			24,639			27,820
Total Non-Interest Bearing Liabilities	209,447			216,751			210,934			190,602

Total liabilities	2,610,744			2,095,488			2,605,182			1,843,754

Shareholders' equity	333,377			251,989			331,077			220,310

Total liabilities & shareholders' equity	2,944,121			2,347,477			2,936,259			2,064,064

Net interest income		25,232			23,047			49,900			41,900

Interest rate spread			3.70%			3.91%			3.65%			4.04%

Net yield on interest-earning assets (net interest margin)			3.92%			4.37%			3.89%			4.51%

(1) 2008 average loan balances exclude nonaccrual loans for the periods presented. 2007 average loan balances include nonaccrual loans for the periods presented, as they were not material.

(2) Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
June 30, 2008
(UNAUDITED)

	June 30, 2008		March 31, 2008
Loans	Balance	%	Balance	%	%Change
Commercial	$324,779	13.75%	$320,134	13.62%	1.45%
Commercial real estate	1,546,314	65.46%	1,539,821	65.51%	0.42%
Residential real estate	393,196	16.65%	392,171	16.69%	0.26%
Consumer	93,910	3.98%	94,751	4.03%	-0.89%
Other	3,825	0.16%	3,445	0.15%	11.03%
	2,362,024	100.00%	2,350,322	100.00%	0.50%

Less: Unearned interest income	(14,783)		(14,343)
Total	$2,347,241		$2,335,979

Loan Balances by Geographical Region and Operating Subsidiaries

	June 30, 2008		March 31, 2008
	Loan	% to	Loan	% to
	Balance	Total Loans	Balance	Total Loans	%Change

Northeastern Tennessee Region[1]	$518,370	22.08%	$498,088	21.32%	4.07%
East Tennessee Region	798,300	34.01%	778,145	33.31%	2.59%
Middle Tennessee Region	990,182	42.19%	1,020,575	43.69%	-2.98%

GCB Acceptance Corporation	16,845	0.72%	16,095	0.69%	4.66%
Superior Financial Services, Inc.	23,544	1.00%	23,076	0.99%	2.03%

Total	$2,347,241	100.00%	$2,335,979	100.00%	0.48%

[1] Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

	June 30, 2008		March 31, 2008
Deposits	Balance	%	Balance	%	%Change
Non-interest bearing demand	$195,104	8.63%	$192,636	9.35%	1.28%
Interest bearing demand	467,643	20.68%	530,346	25.75%	-11.82%
Money market and savings	170,400	7.54%	183,659	8.92%	-7.22%
Retail time	639,547	28.29%	582,853	28.31%	9.73%
Jumbo time	788,256	34.86%	569,888	27.67%	38.32%
Total	$2,260,950	100.00%	$2,059,382	100.00%	9.79%

Deposit Balances by Geographical Region and Operating Subsidiaries

	June 30, 2008		March 31, 2008
	Balance	%	Balance	%	%Change
Northeastern Tennessee Region[1]	$1,038,197	45.92%	$852,548	41.40%	21.78%
East Tennessee Region	284,310	12.57%	289,255	14.05%	-1.71%
Middle Tennessee Region	938,443	41.51%	917,579	44.55%	2.27%

Total	$2,260,950	100.00%	$2,059,382	100.00%	9.79%

[1] Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

CONTACT:
Green Bankshares, Inc.
James E. Adams
Executive Vice President and Chief Financial Officer
423-278-3050